UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

Cytokinetics, Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oyster Point Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 624-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, Cytokinetics, Incorporated (the “Company”) entered into an employment offer letter (the “Offer Letter”) with Sung H. Lee, pursuant to which Mr. Lee has agreed to serve as the Company’s Executive Vice President (“EVP”), Chief Financial Officer, effective as of May 8, 2024 (the “Start Date”). On the Start Date, Mr. Lee will assume the duties and responsibilities of the Company’s principal financial officer from Robert I. Blum, the Company’s President and Chief Executive Officer, who has been serving as the Company’s principal financial officer on an interim basis.

Mr. Lee, 53, has served as the Chief Financial Officer of Vir Biotechnology, Inc., an immunology company, since March 2023 and will be stepping down from such role effective May 3, 2024 in order to join the Company. Previously, from February 2021 to March 2023, he served as Chief Financial Officer and Management Board member of MorphoSys AG, a biopharmaceutical company. Prior to that, from October 2019 to February 2021, he served as the Executive Vice President and Chief Financial Officer of Sangamo Therapeutics, Inc., a biotechnology company. From December 2005 to October 2019, Mr. Lee served in various roles at Gilead Sciences, Inc., a biopharmaceutical company, most recently as Senior Vice President, Financial Planning & Analysis and Investor Relations from March 2019 to October 2019. Previously, Mr. Lee served as Vice President of Financial Planning & Analysis and Investor Relations from September 2018 to February 2019, Vice President of Investor Relations from June 2016 to August 2018 and Senior Director, Investor Relations from 2013 to May 2016. From 2010 to 2013, Mr. Lee was the Head of Europe Financial Planning & Analysis and prior to that served as the Head of Research & Development Financial Planning & Analysis from 2006 through 2010. Mr. Lee received a B.A. from the University of California, Irvine and an M.B.T. from the University of Southern California.

Under the terms of the Offer Letter, Mr. Lee’s annual base salary will initially be $550,000, and he will be entitled to participate in the Company’s benefit and compensatory plans available to similarly-situated employees, including the Company’s Amended and Restated 2004 Equity Incentive Plan (the “2004 EIP”), the Company’s annual non-equity incentive plan (the “Bonus Plan”) and the Company’s Executive Severance Plan (the “Severance Plan”). Mr. Lee’s target bonus under the Bonus Plan will initially be 45% of his annual base salary, 75% of which will be based on the achievement of corporate goals approved by the Compensation and Talent Committee of the Company’s Board of Directors (the “Compensation and Talent Committee”) and 25% of which will be based on individual goals that will be set in Mr. Lee’s first months of employment. Mr. Lee will also be paid a signing bonus of $80,000 which will be subject to repayment should Mr. Lee voluntarily resign or be terminated for cause within twelve months of the payment date.

As inducement for his entering into employment with the Company, Mr. Lee will receive an initial equity award consisting of:

(a) a number of restricted stock units with a grant date value of $1,682,500 (based on the closing price of the Company’s common stock on the date of grant) (the “Initial RSU Award”);

(b) a number of stock options equal to a grant date Black-Scholes value of $1,682,500 (the “Initial Option Award”); and

(c) a number of performance stock units with a grant date value of $1,670,000 (based on the closing price of the Company’s common stock on the date of grant) (such amount representing 200% of the target award value and representing the maximum amount that may be earned under such award) (the “Initial PSU Award”).

The Initial RSU Award will vest as follows: 40% will vest on the anniversary of the grant date, 40% will vest on the second anniversary of the grant date, and 20% will vest on the third anniversary of the grant date, subject to Mr. Lee’s continuous service with the Company on each such vesting date. The Initial Option Award will vest as follows: 25% will vest on the anniversary of the grant date and the remaining 75% will vest monthly in equal installments over the remaining 36 months, subject to Mr. Lee’s continuous service with the Company on each such vesting date. The Initial PSU Award will be subject to two performance goals and will be earned as to up to 50% of the number of shares subject to the Initial PSU Award upon the certification by the Compensation and Talent Committee that the Company has achieved the first performance goal and as to up to 50% of the number of shares subject to the Initial PSU Award upon the certification by the Compensation and Talent Committee that the Company has achieved the second performance goal (the “earned shares”). The earned shares will vest as to 50% of such earned shares on the applicable Compensation and Talent Committee certification date and as to 50% of such earned shares following the one-year anniversary of the applicable Compensation and Talent Committee certification date, subject to Mr. Lee’s continuous service with the Company on each such vesting date. The Initial RSU Award, Initial Option Award and Initial PSU Award will be subject to the terms and conditions of the 2004 EIP and the award agreements thereunder and will also be subject to potential vesting acceleration as set forth in the Severance Plan.

For descriptions of the Bonus Plan and the Severance Plan, see “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Potential Payments Upon Termination or Change of Control,” respectively, in the

Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2024. A description of the 2004 EIP can be found under “Proposal Two—Approval of the Amendment and Restatement of the Amended and Restated 2004 Equity Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2022. The 2004 EIP and the Severance Plan are filed as exhibits 10.10 and 10.30, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024.

The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024, as well as the 2004 EIP, the forms of award agreements thereunder and the Severance Plan that were previously filed as exhibits to the Company’s reports with the SEC.

In connection with his appointment as the Company’s EVP, Chief Financial Officer, the Company expects that Mr. Lee will enter into the Company’s standard indemnification agreement that will require the Company, under the circumstances and to the extent provided for therein, to indemnify Mr. Lee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by Mr. Lee as a result of Mr. Lee being made a party to certain actions, suits, proceedings or any alternative dispute resolution mechanism by reason of the fact that Mr. Lee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date:	April 26, 2024	By:	/s/ John O. Faurescu
John O. Faurescu, Esq. VP, Associate General Counsel & Secretary